                              CONVERSION AGREEMENT

          CONVERSION AGREEMENT, dated as of December 19, 2003 (this "Agreement"), by and among ATX Communications, Inc., a Delaware corporation (the "Company"), and Leucadia National Corporation or one of its affiliates ("LEUCADIA").

                                 R E C I T A L S

          WHEREAS, LEUCADIA has acquired from the original lenders party to that certain Credit Agreement dated as of September 28, 2000, as amended and restated as of April 11, 2001, and amended by the First Amendment dated as of October 31, 2001, the Second Amendment dated as of December 14, 2001, the Third Amendment dated as of March 29, 2002 and the Fourth Amendment dated as of March 31, 2003 (as further amended, restated or otherwise supplemented from time to time, the "Credit Agreement") all of the entire principal amount then outstanding under the Credit Agreement together with any and all accrued interest, costs, expenses, penalties, fees thereon or related thereto and any and all obligations arising thereunder, including, but not limited to, any and all liquidated, liquidating or unliquidated claims in connection therewith (the "Senior Indebtedness") pursuant to that certain Purchase Agreement dated as of December 19, 2003, by and among CoreComm Communications, Inc., LEUCADIA and JP Morgan Chase Bank, America Online, Inc., Goldman Sachs Credit Partners L.P. and Morgan Stanley Senior Funding Inc. as the original lenders thereunder (the "Indebtedness Acquisition Agreement"); and

          WHEREAS, the Company and LEUCADIA have amended the Credit Agreement in substantially the form attached as Annex A hereto; and

          WHEREAS, LEUCADIA has agreed to convert the Senior Indebtedness upon the satisfaction of certain conditions set forth herein into 100% of the preferred stock and the common stock of the reorganized company ("Newco"), subject to future dilution by incentive warrants to be granted to members of senior management; and

          WHEREAS, the Company and LEUCADIA desire to enter into this Agreement to set forth certain matters relating to such conversion.

          NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained, the parties hereto hereby agree as follows:

                                   ARTICLE I.

                                   CONVERSION

          Section 1.1. Conversion of Notes into Shares. Upon the terms and conditions set forth herein, and in consideration of and in express reliance upon such terms and conditions and the representations, warranties and covenants of this Agreement, the Senior Indebtedness shall, upon the satisfaction of the conditions set forth in Exhibit A hereto (the "Conversion Criteria"), including confirmation and consummation of a joint plan of reorganization for the Loan Parties that is mutually acceptable to the Loan Parties and LEUCADIA and contains the terms set forth in Exhibit B (the "Joint Plan"), be converted into 100% of 10% Preferred Stock (the "Preferred

Stock") of Newco and 100% of the common stock (the "Common Stock") of Newco (collectively, the "Shares"). The Preferred Stock will have a liquidation preference of $25,000,000, will accrue accumulated dividends at the rate of 10% per annum, and will contain other standard provisions for simple non-convertible non-participating preferred stock with only a "one-times" liquidation preference. Any dividends not paid in cash shall accumulate. Upon the Conversion, Newco shall deliver certificates representing 100% of the Preferred Stock and the Common Stock to LEUCADIA and all of the Company's existing equity interests shall be terminated. As a consequence of the Conversion, the Senior Indebtedness shall be cancelled and LEUCADIA shall have no further rights as a creditor based on the Senior Indebtedness, and the Company and any other obligors under the Credit Agreement shall have no further obligations, with respect to the Senior Indebtedness. Notwithstanding anything contained herein to the contrary, LEUCADIA and the Company reserve the right to consummate the Conversion outside of bankruptcy in the event LEUCADIA reasonably deems it appropriate to do so.

          Section 1.2. Effective Date and Termination Date. The Conversion shall be effective upon satisfaction of the Conversion Criteria and the satisfaction or waiver by the parties hereto of the conditions set forth in Article IV (such date is referred to herein as the "Effective Date"). This Agreement shall terminate on the earlier of the following dates (the "Termination Date"), unless LEUCADIA consents to an extension of this Agreement in writing: (a) when any of the Loan Parties breach any of the material representations, warranties or covenants in this Agreement or a Default or Event of Default under the Credit Agreement, other than an "Disclosed Acknowledged Default" (as defined in the Fifth Amendment), occurs and LEUCADIA gives the Company notice of that event within thirty (30) days of learning of such event, or (b) June 30, 2004.

                                  ARTICLE II.

                         REPRESENTATIONS AND WARRANTIES

          Section 2.1. Representations and Warranties of the Company. The Company hereby represents and warrants to LEUCADIA, as of the date hereof, as follows:

          (a) Financial Information. Except as otherwise disclosed to LEUCADIA prior to the date hereof, the financial information that the Company has provided to LEUCADIA, including without limitation the Company's audited financial statements for the calendar year ending December 31, 2002, the Company's 2002 Annual Report on Form 10-K, and each of the Company's 2003 Quarterly Reports on Form 10-Q filed to date, are free from any material inaccuracies or omissions.

          (b) Organization, Good Standing and Power. The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware and has the requisite power to own, lease and operate its properties and assets and to conduct its business as it is now being conducted. The Company is duly qualified as a foreign corporation to do business and is in good standing in every jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary except for any jurisdictions (alone or in the aggregate) in which the failure to be so qualified will not have a Material Adverse Effect. For the purposes of this Agreement, "Material Adverse Effect" means any condition, circumstance, or situation that would prohibit or hinder the Company from executing this Agreement and/or performing any of its obligations hereunder or thereunder in any material respect.

          (c) Authorization; Enforcement. Subject to all applicable regulatory consents, the Company has the requisite power and authority to enter into and perform this Agreement and to consummate the Conversion. The execution, delivery and performance of this Agreement by the Company have been duly and validly authorized by all necessary corporate action, and no further consent or authorization is required for the Company to effect the transactions contemplated hereby. When executed and delivered by the Company, this Agreement shall constitute a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, reorganization, moratorium, liquidation, conservatorship, receivership or similar laws relating to, or affecting generally the enforcement of, creditor's rights and remedies or by other equitable principles of general application.

          (d) Issuance of Shares. The Shares have been duly authorized by all necessary corporate action and, when issued in accordance with the terms hereof upon the Conversion, the Shares shall be validly issued and outstanding, fully paid and non-assessable.

          (e) No Conflicts. Subject to all applicable regulatory consents, the execution, delivery and performance of this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby does not and will not (i) violate any provision of the Company's Certificate of Incorporation or Bylaws, each as amended to date, (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, mortgage, deed of trust, indenture, note, bond, license, lease agreement, instrument or obligation to which the Company is a party or by which any of the Company's properties or assets are bound, or (iii) result in a violation of any federal, state, local or foreign statute, rule, regulation, order, judgment or decree (including federal and state securities laws and regulations) applicable to the Company or by which any property or asset of the Company is bound or affected, except for such conflicts, defaults, terminations, amendments, acceleration, cancellations and violations as would not, individually or in the aggregate, have a Material Adverse Effect, other than violations pursuant to clauses (i) or (iii) (with respect to federal and state securities laws) above. The Company is not required under federal, state, foreign or local law, rule or regulation to obtain any consent, authorization or order of, or make any filing or registration with, any court or governmental agency in order for it to execute, deliver or perform any of its obligations under this Agreement or consummate the Conversion in accordance with the terms hereof (other than any filings, consents and approvals which may be required to be made by the Company under applicable state and federal securities laws, rules or regulations, or the rules of the Nasdaq Over-the-Counter Bulletin Board (or any other exchange on which the Shares may be quoted or listed for trading), prior to or subsequent to the Effective Date).

          Section 2.2. Representations and Warranties of LEUCADIA. LEUCADIA hereby represents and warrants to the Company, as of the date hereof and as of the Effective Date, as follows:

          (a) Organization and Standing of LEUCADIA. LEUCADIA is a corporation duly incorporated, existing and in good standing under the laws of the jurisdiction of its incorporation.

          (b) Authorization and Power. Subject to all applicable regulatory consents, LEUCADIA has the requisite power and authority to enter into and perform this Agreement and to consummate the Conversion, including the authority to vote or direct voting of claims relating to the Senior Indebtedness. The execution, delivery and performance of this Agreement by LEUCADIA and the consummation by it of the transactions contemplated hereby have been duly authorized by all necessary corporate (or other organizational) action, and no further consent or authorization is required for LEUCADIA to effect the transactions contemplated hereby. When executed and delivered by LEUCADIA, this Agreement shall constitute valid and binding obligations of LEUCADIA enforceable against LEUCADIA in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, liquidation, conservatorship, receivership or similar laws relating to, or affecting generally the enforcement of, creditor's rights and remedies or by other equitable principles of general application.

          (c) No Conflict. Subject to all applicable regulatory consents, the execution, delivery and performance of this Agreement by LEUCADIA and the consummation by LEUCADIA of the transactions contemplated hereby does not and will not (i) violate any provision of LEUCADIA's charter or organizational documents, (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, mortgage, deed of trust, indenture, note, bond, license, lease agreement, instrument or obligation to which LEUCADIA is a party or by which LEUCADIA's properties or assets are bound, or (iii) result in a violation of any federal, state, local or foreign statute, rule, regulation, order, judgment or decree (including federal and state securities laws and regulations) applicable to LEUCADIA or by which any property or asset of LEUCADIA is bound or affected, except, in all cases, other than violations pursuant to clauses (i) or (iii) (with respect to federal and state securities laws) above, except, for such conflicts, defaults, terminations, amendments, acceleration, cancellations and violations as would not, individually or in the aggregate, materially and adversely affect LEUCADIA's ability to perform its obligations hereunder.

          (d) Acquisition for Investment. LEUCADIA is acquiring the Shares solely for its own account for the purpose of investment and not with a view to or for sale in connection with any distribution and LEUCADIA does not have a present intention to sell any of the Shares, nor a present arrangement (whether or not legally binding) or intention to effect any distribution of any of the Shares, to or through any person or entity, except that LEUCADIA intends to transfer approximately 5% of the common stock it receives to Joseph Nacchio.

          (e) Assessment of Risks. LEUCADIA acknowledges that it (i) has such knowledge and experience in financial and business matters that LEUCADIA is capable of evaluating the merits and risks of LEUCADIA's investment in the Company (by virtue of its acquisition of Shares hereunder), (ii) is able to bear the financial risks associated with an investment in the Shares and (iii) has been given full access to such records of the Company and to the officers of the Company as it has deemed necessary or appropriate to conduct its due diligence investigation with respect to the Shares. LEUCADIA is, however, relying on the express representations and warranties of the Company and the other Loan Parties in this Agreement and the Indebtedness Acquisition Agreement and Fifth Amendment, each of which is being executed contemporaneously with this Agreement and nothing contained in any of such agreements shall be deemed to be a waiver of the right to so rely.

          (f) No General Solicitation. LEUCADIA acknowledges that the Shares were not offered to LEUCADIA by means of any form of general or public solicitation or general advertising, or publicly disseminated advertisements or sales literature, including (i) any advertisement, article, notice or other communication published in any newspaper, magazine, or similar media or broadcast over television or radio or (ii) any seminar or meeting to which LEUCADIA was invited by any of the foregoing means of communications.

          (g) Accredited Investor. LEUCADIA is an "accredited investor" (as defined in Rule 501 of Regulation D under the Securities Act of 1933, as amended).

          (h) Certain Fees. LEUCADIA has not employed any broker or finder or incurred any liability for any brokerage, investment banking, commission, finders', structuring or financial advisory fees or other similar fees in connection with this Agreement or the transactions contemplated hereby.

                                  ARTICLE III.

                        COVENANTS OF THE PARTIES; WAIVERS

          Section 3.1. Covenants. Until and unless this Agreement is terminated, the parties hereto hereby covenant with each other as follows, which covenants, as applicable, are for the benefit of such parties and their respective permitted assigns:

          (a) Further Assurances. From and after the date hereof, upon the request of LEUCADIA or the Company, the Company and LEUCADIA shall execute and deliver such instruments, documents and other writings as may be reasonably necessary or desirable to confirm and carry out and to effectuate fully the intent and purposes of this Agreement.

          (b) Commercially Reasonable Efforts. Except as otherwise set forth in
Section 3.1(c), each party hereto will use commercially reasonable efforts to take, or cause to be taken, all action, and to do, or cause to be done, all things necessary, proper or advisable, consistent with applicable law, to consummate and make effective in the most expeditious manner practicable the transactions contemplated hereby, including without limitation, making all required regulatory and other filings required by applicable law as promptly as practicable after the date hereof.

          (c) Reasonable Best Efforts. Each party hereto will use its reasonable best efforts to take, or cause to be taken, all action, and to do, or cause to be done, all things necessary, proper or advisable, consistent with applicable law, to settle, satisfy or agree upon, as applicable, each of the matters set forth on Exhibit A hereto; provided, however, that LEUCADIA shall not be required by this provision to consent to or allow the Loan Parties to make settlement payments or settlement agreements with respect to any third party claims, and LEUCADIA reserves the right in its sole and absolute discretion to consent or not consent to the proposed terms of any settlement or resolution of any such matter.

          Section 3.2. Delivery of Conversion Notice. The Company shall, promptly following the satisfaction of the Conversion Criteria, give written notice thereof, of the Conversion and the proposed effective date of the Joint Plan, to LEUCADIA.

          Section 3.3. Waivers. LEUCADIA hereby agrees that its acceptance of the Shares to be issued to it pursuant to this Agreement shall constitute full satisfaction by the Company of its obligation to deliver shares of Common Stock and Preferred Stock to LEUCADIA hereunder.

          Section 3.4. Bankruptcy. Subject to the terms hereof, the parties intend to implement the terms of this Agreement through the filing of voluntary chapter 11 petitions for relief by each of the Loan Parties and the submission of the Joint Plan which shall contain the terms and provisions set forth in Exhibit B hereto.

          (a) Pursuant to the Fifth Amendment, dated December 19, 2003, to the Credit Agreement, dated as of September 28, 2000 (as amended and as may be further amended, the "Credit Agreement"), the Loan Parties shall file their chapter 11 petitions, the pleadings required to obtain bankruptcy court approval of the use of cash collateral and the debtor in possession financing, the Joint Plan and the Disclosure Statement (as defined in section 3.4(b)) on or before February 2, 2004.

          (b) Although LEUCADIA commits to support the Joint Plan and it is LEUCADIA's intention to vote in favor of the Joint Plan, this Agreement is not and shall not be deemed to be a solicitation for consent to the Joint Plan. The acceptance of LEUCADIA will not be solicited until LEUCADIA have received the disclosure statement relating to the Joint Plan (the "Disclosure Statement") and the related ballots in forms approved by the Bankruptcy Court.

          (c) LEUCADIA and the Loan Parties Commit that until the first to occur of the Effective Date or the Termination Date, they shall:

                  (i) Use their best efforts to cause the Bankruptcy Court to confirm the Joint Plan and to fulfill all conditions to the effective date of the Joint Plan promptly;

                  (ii) not pursue, propose, support, vote to accept or encourage the pursuit, proposal or support of, any chapter 11 plan, or other restructuring or reorganization for the Company, directly or indirectly, in any jurisdiction, that is not consistent with Exhibit B hereto and the Joint Plan;

                   (iii) not, nor encourage any other person or entity, to interfere with, delay, impede, appeal or take any other negative action, directly or indirectly, in any respect regarding acceptance or implementation of the Joint Plan; and

                   (iv) not commence any proceeding, or prosecute any objection to oppose or object to the Joint Plan or to the Disclosure Statement, and not to take any action that would delay approval or confirmation, as applicable, of the Disclosure Statement and the Joint Plan;

provided, however, that LEUCADIA may object to the Disclosure Statement solely on the basis that it does not contain adequate information as required by section 1125 of title 11 of the United States Code.

          (d) LEUCADIA acknowledges and agrees that, upon consummation of the Joint Plan and subject to the terms of the Joint Plan, the distributions to and treatment of LEUCADIA under the Joint Plan shall be in satisfaction of any and all rights that it may have in respect of its claim and/or interest against the Company, other than any claims arising under the debtor in possession financing to be provided by LEUCADIA during the chapter 11 cases, and the Loan Parties shall be released and discharged from any and all further obligations in respect of such claims and/or interests. LEUCADIA shall provide senior secured exit financing in an amount equal to $5,000,000, or such greater amount as the parties mutually agree, on mutually acceptable and commercially reasonable terms.

                                  ARTICLE IV.

                                   CONDITIONS

          Section 4.1. Conditions Precedent to the Obligation of the Company. The obligation hereunder of the Company to effect the Conversion is subject to the satisfaction or waiver, on or before the Effective Date, of the conditions set forth below:

          (a) Accuracy of LEUCADIA's Representations and Warranties. Each of the representations and warranties of LEUCADIA in this Agreement shall be true and correct in all material respects as of the date when made and as of the Effective Date as though made at that time, except for representations and warranties that are expressly made as of a particular date, which shall be true and correct in all material respects as of such date.

          (b) Performance by LEUCADIA. LEUCADIA shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by LEUCADIA on or prior to the Effective Date.

          (c) No Injunction, Statute or Rule. No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction which prohibits the consummation of any of the transactions contemplated by this Agreement.

          (d) Confirmation of Plan. The Joint Plan shall have been confirmed by final order of the bankruptcy court and all conditions to the effectiveness of the Joint Plan shall have been satisfied or waived.

          (e) Regulatory Approvals. All applicable federal and/or state regulatory approvals necessary to effectuate the transaction have been obtained.

Notwithstanding satisfaction of the foregoing conditions, the obligations of the Company are expressly subject to the exercise by the Company and its officers and directors of their respective fiduciary duties. The conditions set forth in this Section 4.1 are for the Company's sole benefit and may be waived only by the Company at any time in its sole discretion.

          Section 4.2. Conditions Precedent to the Obligation of LEUCADIA. The obligation hereunder of LEUCADIA to effect the Conversion is subject to the satisfaction or waiver, at or before the Effective Date, of each of the conditions set forth below:

          (a) Conversion Criteria. Each of the Conversion Criteria shall have been performed, satisfied or complied with by the applicable parties at or prior to the Effective Date.

          (b) Accuracy of the Company's Representations and Warranties. Each of the representations and warranties of the Company in this Agreement shall be true and correct in all material respects as of the Effective Date, except for representations and warranties that speak as of a particular date, which shall be true and correct in all material respects as of such date.

          (c) Performance by the Company. The Company shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by the Company at or prior to the Effective Date.

          (d) Confirmation of Plan. The Joint Plan shall have been confirmed by final order of the bankruptcy court and all conditions to the effectiveness of the Joint Plan shall have been satisfied or waived prior to the Termination Date.

          (e) No Injunction, Statute or Rule. No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction which prohibits the consummation of any of the transactions contemplated by this Agreement.

          (f) Regulatory Approvals. All applicable federal and/or state regulatory approvals necessary to effectuate the transaction have been obtained.

The conditions set forth in this Section 4.2 are for LEUCADIA's sole benefit and may be waived only by LEUCADIA at any time in its sole discretion.

                                   ARTICLE V.

                                  MISCELLANEOUS

          Section 5.1. Fees and Expenses. Each party hereto shall pay the fees and expenses of its advisors, counsel, accountants and other experts, if any, and all other expenses, incurred by such party incident to the negotiation, preparation, execution, delivery and performance of this Agreement. LEUCADIA may, however, recover its fees and expenses, including reasonable attorneys' fees, in connection with the documentation and implementation of its debtor in possession financing for the Loan Parties.

          Section 5.2. Entire Agreement; Amendment. This Agreement, the Indebtedness Acquisition Agreement, the Credit Agreement, together with all amendments to the Credit

Agreement, the debtor in possession loan documents, and the court orders approving the debtor in possession loan and the Loan Parties' use of cash collateral (collectively, the "Transaction Documents") contain the entire understanding and agreement (written or oral) of the parties hereto with respect to the subject matter hereof and, except as specifically set forth in the Transaction Documents, neither the Company nor LEUCADIA makes any representation, warranty, covenant or undertaking with respect to such matters, and they supersede all prior understandings and agreements with respect to said subject matter, all of which are merged herein. No provision of this Agreement may be waived or amended other than by a written instrument signed by each party hereto. Any amendment or waiver effected in accordance with this Section 5.2 shall be binding upon each such party and its permitted assigns.

          Section 5.3. Notices. Any notice, demand, request, waiver or other communication required or permitted to be given hereunder shall be in writing and shall be effective (a) upon hand delivery by telecopy or facsimile at the address or number designated below (if delivered on a business day during normal business hours where such notice is to be received), or the first business day following such delivery (if delivered other than on a business day during normal business hours where such notice is to be received) or (b) on the second business day following the date of mailing by express courier service, fully prepaid, addressed to such address, or upon actual receipt of such mailing, whichever shall first occur. The addresses for such communications shall be:

If to the Company:                  ATX Communications, Inc.
                                    50 Monument Road
                                    Bala Cynwyd, Pennsylvania 19004(1)
                                    Attention: President and Chief Executive
                                               Officer

                                    Tel. No.: (610) 668-3000
                                    Fax No.:  (610) 668-6336

with copies (which copies
shall not constitute notice
to the Company) to:                 ATX Communications, Inc.
                                    50 Monument Road
                                    Bala Cynwyd, Pennsylvania 19004
                                    Attention: General Counsel

                                    Tel. No.: (610) 668-3000
                                    Fax No.:  (610) 668-6336


                                    Willkie Farr & Gallagher LLP
                                    787 Seventh Avenue
                                    New York, New York  10019
                                    Attention: Paul V. Shalhoub, Esq.

                                    Tel No.: (212) 728-8000
                                    Fax No.: (212) 728-8111



---------------
(1)  Revise for new HQ address when appropriate.

If to LEUCADIA:                     At the address of LEUCADIA set forth in
                                    the Credit Agreement.

with copies (which copies
shall not constitute notice
to the Company) to:                 Stutman, Treister & Glatt, P.C.
                                    1901 Avenue of the Stars, suite 1200
                                    Los Angeles, CA 90067
                                    Attention: Jeffrey C. Krause, Esq.

                                    Tel No.: (310) 228-5600
                                    Fax No.: (310) 228-5788



Any party hereto may from time to time change its address for notices by giving written notice of such changed address to the other party hereto.

          Section 5.4. Waivers. No waiver by either party of any default or event of default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of any party to exercise any right hereunder in any manner impair the exercise of any such right accruing to it thereafter.

          Section 5.5. Headings. The article, section and subsection headings in this Agreement are for convenience only and shall not constitute a part of this Agreement for any other purpose and shall not be deemed to limit or affect any of the provisions hereof.

          Section 5.6. Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their successors and assigns. Neither party hereto may assign its rights or obligations under this Agreement (by operation of law or otherwise) without the prior written consent of each other party hereto, and any attempted assignment without such consent shall be void ab initio.

          Section 5.7. No Third Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other person or entity.

          Section 5.8. Governing Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York, without giving effect to the choice of law provisions thereof. This Agreement shall not be interpreted or construed with any presumption against the party causing this Agreement to be drafted.

          Section 5.9. Counterparts. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument and shall become effective when counterparts have been signed by each party and delivered to the other parties hereto, it being understood that all parties need not sign the same counterpart. This Agreement may be delivered by facsimile transmission of the signature pages hereof.

          Section 5.10. Severability. The provisions of this Agreement are severable and, in the event that any court of competent jurisdiction shall determine that any one or more of the provisions or part of the provisions contained in this Agreement shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision or part of a provision of this Agreement and this Agreement shall be reformed and construed as if such invalid or illegal or unenforceable provision, or part of such provision, had never been contained herein, so that such provisions would be valid, legal and enforceable to the maximum extent possible.



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